Hersha Hospitality Trust
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
SECOND QUARTER 2022 RESULTS

- Second Quarter 2022 Net Income of $0.05 Per Share -

- Second Quarter 2022 Adjusted Funds from Operations1 of $0.56 Per Share -

- ADR Growth of 12.2% vs. Second Quarter 2019 -

- Comparable Portfolio EBITDA Exceeds Second Quarter of 2019 -

- Comparable Portfolio EBITDA Margin of 38.7%, Exceeds Q2 2019 by 236 bps -

Philadelphia, PA, August 3, 2022 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results

(Unaudited in thousands, except per share amounts)
	Three Months Ended June 30, 2022

	2022	2021
Net income (loss)	$9,212	$(23,523)
Net income (loss) per common share	$0.05	$(0.73)

Adjusted FFO[1]	$25,745	$(1,666)
Adjusted FFO per common share and OP Unit	$0.56	$(0.04)

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “The resurgence of our gateway urban markets coupled with continued out-performance in our resort markets allowed us to generate quarterly comparable portfolio EBITDA of $47.4M, ahead of our results in the second quarter of 2019. With the acceleration through the quarter of the demand recovery in the midweek business transient and group segments, we drove ADR growth in every one of our markets. While our marquee South Florida properties, the Cadillac Hotel and Beach Club in Miami and the Parrot Key Resort and Villas in Key West, were once again among our top cash flow drivers, the other three of our top five EBITDA producers hailed from our core Northeast markets of New York, Boston, and Washington D.C. The Envoy Hotel was our highest EBITDA generating hotel during the second quarter while the Hyatt Union Square and The Westin Philadelphia rounded out the group.”

1 Non-GAAP financial measure. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

Mr. Shah continued, “Based on the trends we saw in July, the ongoing momentum from our corporate customers, and strong forward bookings for the second half of the year, we remain very encouraged with the sustainability of the recovery in our markets. Our differentiated and experiential luxury and lifestyle portfolio along with our unique New York City cluster is very well positioned to continue outperforming our peers. We expect to benefit from long runways in the business travel, convention, group, and international channels as their recoveries continue to take hold in our markets."

Second Quarter 2022 Operating Results

The Company’s 32 comparable hotel portfolio generated 72.6% occupancy, an Average Daily Rate (“ADR”) of $286.78, and Revenue per Available Room (“RevPAR”) of $208.26 during the second quarter 2022.

Strong ADR growth coupled with ongoing cost controls and aggressive asset management strategies helped drive very strong operating margins during the quarter. Comparable GOP margin was 49.1%, which exceeded the second quarter 2019 by 282 basis points. Comparable hotel EBITDA margin of 38.7% was 236 basis points higher than the second quarter 2019. EBITDA margins at our resort properties increased 1,080 basis points as compared to second quarter 2019.

Our resort portfolio generated RevPAR growth of 36.5% driven by 37.9% ADR growth compared to second quarter 2019. On Miami Beach, occupancy and ADR growth led to 66.2% RevPAR growth at the Cadillac Hotel & Beach Club, the highest quarterly growth in the portfolio. In Coconut Grove, the Ritz-Carlton drove 49.7% ADR growth resulting in 44.2% RevPAR growth. The Parrot Key Hotel & Resort ended the period with 79.1% ADR growth leading to a RevPAR growth of 59.4% to $368.30.

On the West Coast, The Sanctuary Beach Resort continued to outperform, ending the period with a RevPAR of $440.48, the highest in our resort portfolio and an improvement of 28.7% driven by 49.4% ADR growth to $572.48. The Hotel Milo in Santa Barbara ended the second quarter with an ADR of $424.26, a 67.6% increase resulting in 40.4% RevPAR growth.

New York

In the second quarter, New York was the largest EBITDA contributing market in our portfolio generating $9.4M. Our Manhattan hotels ran 76% occupancy at an ADR of $297.82. Pricing power remained robust in New York as ADR was 10.3% above 2019 levels in the quarter. Performance built throughout the quarter as RevPAR and EBITDA improved 26% and 43%, respectively, from April to June. The Hyatt Union Square, Hilton Garden Inn Tribeca, and Nu Hotel exceeded Q2 2019 EBITDA levels and helped drive our New York City portfolio EBITDA to reach 90% of our second quarter 2019 EBITDA.

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Hotel Dispositions

On April 27, 2022 we entered into a definitive agreement to sell seven of our non-core Urban Select Service properties outside of New York (the “USS Portfolio”) for gross proceeds of $505 million, or approximately $360,000 per key. The closing of this transaction is anticipated to be completed in two tranches with the sale of six assets to be completed in early August while one asset is expected to close later in the year due to the timing of the CMBS loan assumption process for this asset.

Presented below are some summary statistics for our comparable portfolio excluding the USS Portfolio for the three months ending June 30, 2022.

Comparable Portfolio excl USS Portfolio
Metric	Q2 2022	Q2 2019	Growth
ADR	$ 312	$ 267	17.2%
RevPAR	$ 226	$ 224	1.0%
EBITDA	$ 37,064	$ 33,195	11.7%
GOP	47.6%	43.1%	448 bps
EBITDA	37.0%	32.8%	414 bps

Financing

The Company exited the covenant waiver period as of June 30, 2022 and has entered into a new $500M revolving credit agreement that will be effective concurrently with the closing of the first tranche of the USS Portfolio sale. The Company completed the second quarter 2022 with approximately $101 million of cash & cash equivalents and deposits. As of June 30, 2022, the Company’s consolidated debt had a weighted average interest rate of 4.68% and a weighted average life-to-maturity of 2.2 years.

Preferred Dividend Distribution

Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share and a cash dividend of $0.40625 per Series D Preferred Share and Series E Preferred Share for the second quarter ending June 30, 2022. The preferred share dividends were paid on July 15, 2022, to holders of record as of July 1, 2022. We remain current on all dividends for each of our series of Preferred Shares.

2022 Outlook

Due to the uncertainty surrounding the lodging industry stemming from macro-economic conditions, and the effects of the Covid-19 Pandemic, the Company will forego providing full-year 2022 guidance.

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Second Quarter 2022 Conference Call

The Company will host a conference call to discuss these results at 9:00 AM Eastern Time on Thursday, August 4, 2022. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-844-200-6205 or 1-929-526-1599 for international participants and entering the passcode 706439 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Thursday, August 4, 2022 through 11:59 PM Eastern Time on Thursday, September 4, 2022. The replay can be accessed by dialing 1-866-813-9403 or +44-204-525-0658 for international participants. The passcode for the replay is 431719. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. As of August 3, 2022, the Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculated as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

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Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the Company’s access to capital on the terms and timing the Company expects, the Company’s expectations regarding future interest rates and the impact of inflation on the Company’s results of operations, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “could,” “outlook,” “consider,” “expect,” “anticipate,” “forecast,” “project,” “likely,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Because these forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict and may be outside the Company’s control, they are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of August 3, 2022, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	June 30, 2022	December 31, 2021
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,335,479	$1,665,097
Investment in Unconsolidated Joint Ventures	5,486	5,580
Cash and Cash Equivalents	87,918	72,238
Escrow Deposits	12,764	12,707
Hotel Accounts Receivable	8,242	8,491
Due from Related Parties	534	2,495
Intangible Assets, Net of Accumulated Amortization of $7,075 and $6,944	1,204	1,335
Right of Use Assets	30,152	43,442
Other Assets	36,152	21,759
Hotel Assets Held for Sale	318,716	—
Total Assets	1,836,647	1,833,144

Liabilities and Equity:
Line of Credit	$118,684	$118,684
Term Loan, Net of Unamortized Deferred Financing Costs	496,527	496,085
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	201,386	198,490
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	229,605	304,614
Lease Liabilities	47,744	53,691
Accounts Payable, Accrued Expenses and Other Liabilities	38,990	43,207
Dividends and Distributions Payable	6,044	6,044
Liabilities Related to Hotel Assets Held for Sale	79,787	—
Due to Related Parties	482	1,723
Total Liabilities	$1,219,249	$1,222,538

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$5,274	$2,310

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at June 30, 2022 and December 31, 2021, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at June 30, 2022 and December 31, 2021; 39,514,661 and 39,325,025 Shares Issued and Outstanding at June 30, 2022 and December 31, 2021, respectively	396	394
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at June 30, 2022 and December 31, 2021	—	—
Accumulated Other Comprehensive Income (Loss)	15,629	(2,747)
Additional Paid-in Capital	1,154,367	1,155,034
Distributions in Excess of Net Income	(612,951)	(595,454)
Total Shareholders' Equity	557,588	557,374

Noncontrolling Interests - Common Units and LTIP Units	54,536	50,922

Total Equity	612,124	608,296

Total Liabilities and Equity	$1,836,647	$1,833,144

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues:
Hotel Operating Revenues:
Room	$98,242	$56,539	$163,374	$95,889
Food & Beverage	15,710	7,230	24,766	10,304
Other Operating Revenues	9,247	6,314	16,886	11,043
Total Hotel Operating Revenues	123,199	70,083	205,026	117,236
Other Revenue	91	13	132	25
Total Revenues	123,290	70,096	205,158	117,261
Operating Expenses:
Hotel Operating Expenses:
Room	19,447	12,350	34,037	21,548
Food & Beverage	11,607	5,409	20,011	8,282
Other Operating Expenses	36,039	23,551	62,395	43,660
Total Hotel Operating Expenses	67,093	41,310	116,443	73,490
Gain on Insurance Settlements	(987)	(961)	(962)	(961)
Property Losses in Excess of Insurance Recoveries	—	250	—	250
Hotel Ground Rent	1,531	1,064	2,621	2,164
Real Estate and Personal Property Taxes and Property Insurance	8,335	9,466	16,818	19,537
General and Administrative	3,192	2,698	5,969	5,473
Share Based Compensation	3,299	2,589	5,840	4,758
Terminated Transaction Costs	—	36	—	390
Depreciation and Amortization	17,003	21,014	36,279	42,816
Loss on Impairment of Assets	—	222	—	222
Total Operating Expenses	99,466	77,688	183,008	148,139

Operating Income (Loss)	23,824	(7,592)	22,150	(30,878)
Interest Income	1	4	2	5
Interest Expense	(14,769)	(14,982)	(29,006)	(28,411)
Other (Expense) Income	(108)	(84)	(207)	377
Gain on Disposition of Hotel Properties	—	—	—	48,352
Loss on Debt Extinguishment	—	(129)	—	(3,069)
Income (Loss) before Results from Unconsolidated Joint Venture Investments and Income Taxes	8,948	(22,783)	(7,061)	(13,624)

Income (Loss) from Unconsolidated Joint Venture Investments	357	(589)	(579)	(1,247)

Income (Loss) before Income Taxes	9,305	(23,372)	(7,640)	(14,871)
Income Tax (Expense) Benefit	(93)	(151)	(114)	438
Net Income (Loss)	9,212	(23,523)	(7,754)	(14,433)
(Income) Loss Allocated to Noncontrolling Interests
Common Units	(379)	2,945	2,345	2,623
Consolidated Joint Venture	(691)	(1,968)	(2,964)	(1,810)
Preferred Distributions	(6,043)	(6,044)	(12,087)	(12,087)

Net Income (Loss) Applicable to Common Shareholders	$2,099	$(28,590)	$(20,460)	$(25,707)

Earnings per Share:
BASIC
Net Income (Loss) Applicable to Common Shareholders	$0.05	$(0.73)	$(0.52)	$(0.66)
DILUTED
Net Income (Loss) Applicable to Common Shareholders	$0.05	$(0.73)	$(0.52)	$(0.66)

Weighted Average Common Shares Outstanding:
Basic	39,277,269	39,097,820	39,254,536	39,034,707
Diluted	40,453,785	39,097,820	39,254,536	39,034,707

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back write-offs of deferred financing costs on debt extinguishment;
•adding back straight-line amortization of ground lease expense; and
•adding back interest expense that has been paid-in-kind.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.
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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Net income (loss) applicable to common shares	$2,099	$(28,590)	$(20,460)	$(25,707)
Income (loss) allocated to noncontrolling interest	1,070	(977)	619	(813)
(Income) loss from unconsolidated joint ventures	(357)	589	579	1,247
Gain on disposition of hotel properties	—	—	—	(48,352)
Loss from impairment of depreciable assets	—	222	—	222
Depreciation and amortization	17,003	21,014	36,279	42,816
Funds from consolidated hotel operations applicable to common shares and Partnership units	19,815	(7,742)	17,017	(30,587)

Income (loss) from unconsolidated joint venture investments	357	(589)	(579)	(1,247)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(79)	(318)	(298)	(814)
Depreciation and amortization of difference between purchase price and historical cost	21	21	42	42
Interest in depreciation and amortization of unconsolidated joint ventures	625	651	1,252	1,282
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	924	(235)	417	(737)

Funds from Operations applicable to common shares and Partnership units	20,739	(7,977)	17,434	(31,324)

Income tax expense (benefit)	93	151	114	(438)
Non-cash share based compensation expense	3,299	2,589	5,840	4,758
Straight-line amortization of lease expense	118	128	298	257
Terminated transaction costs	—	36	—	390
Amortization of discounts, premiums, and deferred financing costs	1,496	1,227	2,944	2,504
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	—	—	—	424
Interest expense paid-in-kind	—	1,801	1,855	2,534
Deferred financing costs and debt premium written off in debt extinguishment	—	129	—	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	250	—	250

Adjusted Funds from Operations	$25,745	$(1,666)	$28,485	$(17,576)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.56	$(0.04)	$0.62	$(0.39)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	45,716,098	44,724,968	45,629,745	44,525,168

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$9,212	$(23,523)	$(7,754)	$(14,433)
(Income) loss from unconsolidated joint ventures	(357)	589	579	1,247
Interest expense	14,769	14,982	29,006	28,411
Non-operating interest income	(1)	(4)	(2)	(5)
Income tax expense (benefit)	93	151	114	(438)
Depreciation and amortization	17,003	21,014	36,279	42,816
EBITDA from consolidated hotel operations	40,719	13,209	58,222	57,598
Gain on disposition of hotel properties	—	—	—	(48,352)
Loss from impairment of depreciable assets	—	222	—	222
EBITDAre from consolidated hotel operations	40,719	13,431	58,222	9,468
Income (loss) from unconsolidated joint venture investments	357	(589)	(579)	(1,247)
Unrecognized pro rata interest in loss of unconsolidated joint venture	(79)	(318)	(298)	(814)
Depreciation and amortization of difference between purchase price and historical cost	21	21	42	42
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	1,011	970	1,973	1,908
EBITDAre from unconsolidated joint venture operations	1,310	84	1,138	(111)
EBITDAre	42,029	13,515	59,360	9,357
Non-cash share based compensation expense	3,299	2,589	5,840	4,758
Straight-line amortization of lease expense	118	128	298	257
Terminated transaction costs	—	36	—	390
Loss on reclassification of other comprehensive income for interest rate swaps	—	—	—	324
Deferred financing costs and debt premium written off in debt extinguishment	—	129	—	3,069
Loss on remediation of damage, excluding impairment of depreciable assets	—	250	—	250
Adjusted EBITDA	$45,446	$16,647	$65,498	$18,405

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes the Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Operating income (loss)	$23,824	$(7,592)	$22,150	$(30,878)
Other revenue	(91)	(13)	(132)	(25)
Gain on insurance settlement	(987)	(961)	(962)	(961)
Loss from impairment of depreciable assets and remediation	—	472	—	472
Depreciation and amortization	17,003	21,014	36,279	42,816
General and administrative	3,192	2,698	5,969	5,473
Share based compensation	3,299	2,589	5,840	4,758
Terminated transaction costs	—	36	—	390
Straight-line amortization of ground lease expense	118	128	298	257
Other	85	(91)	63	(117)
Hotel EBITDA	$46,443	$18,280	$69,505	$22,185

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings” and “News & Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Phone: 215-238-1046
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|12